Exhibit 99.1

November 21, 2019
Re: Tender offer by a third party for KBS Real Estate Investment Trust III, Inc. shares
Dear KBS REIT III Stockholder:
You may soon receive, or have already received, correspondence from CMG Income Fund II, LLC, CMG Liquidity Fund, LLC and CMG Partners, LLC (collectively, the “Bidder”) related to a tender offer to purchase your shares of KBS Real Estate Investment Trust III, Inc. (the “Company” or “we”). The Bidder has informed us that its offer price will be $6.52 per share. We believe the Bidder’s offer price is substantially below the value of your shares and recommend against selling your shares at that price.
To decline the Bidder’s tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidder, we considered the following:
•On December 3, 2018, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $12.02, based on the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2018, with the exception of an adjustment to the Company’s net asset value for the acquisition and assumed loan costs related to the Company’s buyout of a joint venture partner’s equity interest in a joint venture that closed subsequent to September 30, 2018 and a reduction to the Company’s net asset value for deferred financing costs related to a portfolio revolving loan facility that closed subsequent to September 30, 2018.1 For a full description of the methodologies and assumptions used in the Company’s valuation, see the Company’s Current Report on Form 8-K, filed with the SEC on December 6, 2018 (the “Current Report”).
•The Company’s share redemption program (the “SRP”) provides stockholders the ability to sell their shares to the Company, subject to certain restrictions and limitations. During any calendar year, the Company may redeem (i) only the number of shares that the Company could purchase with the amount of net proceeds from the sale of shares under the Company’s dividend reinvestment plan during the prior calendar year unless the Company’s board of directors authorizes additional funds for redemption (and provided that the last $10.0 million of available funds is reserved for Special Redemptions (defined below)) and (ii) no more than 5% of the weighted average number of shares outstanding during the prior calendar year. The SRP defines Special Redemptions as redemptions sought in connection with a stockholder’s death, “Qualifying Disability” or “Determination of Incompetence” (each as defined in the SRP). All redemptions that do not meet the requirements for a Special Redemption are “Ordinary Redemptions.”
As a result of the above-referenced limitations on the number of shares the Company can purchase pursuant to the SRP, as of March 1, 2019, the Company had exhausted all funds available for Ordinary Redemptions in 2019. On August 8, 2019, the Company’s board of directors approved an increase of the funding available for Ordinary Redemptions for calendar year 2019 by up to an additional $40.0 million, which including redemptions fulfilled to date and the remaining amount reserved for Special Redemptions increased the SRP to the maximum amount for 2019. On October 23, 2019, as a result of the pending issuance of shares as a result of a Special Dividend (discussed below) to be paid in December 2019, the Company’s board of directors approved a delay of processing redemptions that would otherwise occur on the last business day of November 2019 under the SRP until the last business date of December 2019. As of October 31, 2019, the Company had $2.2 million available for Special Redemptions for the remainder of 2019. As of October 31, 2019, the Company had a total of $19.4 million of outstanding and unfulfilled Ordinary Redemption requests, representing 1,700,394 shares.
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1 We note that the estimated value per share did not take into account estimated disposition costs and fees for real estate properties that were not under contract to sell as of December 3, 2018, debt prepayment penalties that could apply upon the prepayment of certain of the Company’s debt obligations, the impact of restrictions on the assumption of debt, swap breakage fees that may be incurred upon the termination of certain of the Company’s swaps prior to expiration, or acquisition-related costs and financing costs related to any future acquisitions subsequent to December 3, 2018.

Because of the limitations on the dollar amount of shares that may be redeemed under the SRP and the number of shares that may be redeemed during a calendar year, it is not likely that the Company will be able to redeem shares submitted as Ordinary Redemptions for the remainder of 2019. Our board may amend, suspend or terminate the SRP upon 10 business days’ notice to stockholders.
•On October 23, 2019, the Company’s board of directors authorized a special dividend (the “Special Dividend”) in the amount of $0.80 per share of common stock to stockholders of record as of the close of business on November 4, 2019, which the Company expects to pay in December 2019. The Special Dividend is payable in the form of either (1) cash or (2) shares of the Company’s common stock, at the election of Company stockholders; provided that the aggregate amount of cash to be distributed by the Company will be limited to a maximum of 35% of the total Special Dividend (the “Maximum Cash Distribution”), with the remainder to be paid in shares of the Company’s common stock. Specifically, if the total number of shares for which cash elections are made by Company stockholders (including Default Elections (defined below)) are in excess of the Maximum Cash Distribution, the payment of cash will be made on a pro rata basis to those stockholders, such that the aggregate amount paid in cash by the Company equals the Maximum Cash Distribution, and the remaining portion of the Special Dividend will be paid to these stockholders in the form of Company common stock. Because the aggregate amount of cash to be distributed by the Company is 35% of the total Special Dividend, the likely result of a cash election (including Default Elections) is the receipt of 35% cash and 65% shares of common stock, unless a significant number of stockholders elect to receive the Special Dividend as 100% stock. In no event will any stockholder electing cash receive less than 35% of the stockholder’s Special Dividend in cash. If a stockholder elects to receive 100% of the Special Dividend in the form of the Company’s common stock, such stockholder will only receive shares of the Company’s common stock.
If a stockholder does not make a timely and proper election, the Special Dividend election will be set to the default election of cash (the “Default Election”) as set by the Company, subject to the Maximum Cash Distribution not having been exceeded.
The aggregate amount of cash paid by the Company pursuant to the Special Dividend and the actual number of shares of common stock issued pursuant to the Special Dividend will depend upon the number of stockholders electing cash or stock and whether the Maximum Cash Distribution is met. The Company will issue up to 8,100,000 shares of common stock in the Special Dividend. The number of shares issued will be calculated based upon an updated estimated value per share of the Company’s common stock determined within two weeks of payment, which the Company expects will be determined by the Company’s board of directors in early December 2019.
For more information, see the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2019.
•On July 22, 2019, we announced that our board of directors has approved management’s recommendation to explore strategic alternatives in an effort to provide enhanced liquidity to our stockholders. These strategic alternatives include our potential conversion into an “NAV REIT” or strategic asset sales. An NAV REIT is a term generally used to describe a REIT that values its shares as often as daily but at least quarterly on a net asset value (“NAV”) basis and provides increased capacity to repurchase shares through its share redemption program. Although our board of directors has approved management’s recommendation to explore strategic alternatives for us, we are not obligated to pursue any particular transaction or any transaction at all.
•Additionally, going forward, management and the Company’s board of directors expects to further consider how to best use the remainder of the net proceeds from the sale of 11 properties in July 2019 to further enhance liquidity to stockholders through an expansion of the share redemption program or one or more self-tender offers.
•We believe that the Bidder’s offer is meant to take advantage of the illiquidity of the Company’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit. The Company believes that tendering stockholders whose shares are accepted for payment will lose the opportunity to participate in any potential future upside and future growth of the Company with respect to such shares and will lose the right to receive any future distributions that the Company may declare and pay.

Please be aware that the Bidder is in no way affiliated with the Company, the Company’s external advisor, KBS Capital Advisors LLC (the “Advisor”), or KBS Capital Markets Group LLC. Also, please note that the Bidder does not have a copy of the Company’s stockholder list. The Bidder’s mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.
We urge you to consult your financial advisor and exercise caution with respect to these and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.
In order to avoid the costs of additional mailings, the Company may post any updates or changes to its response to this mini-tender offer and/or our response to future mini-tender offers at www.kbs-cmg.com, under the KBS Real Estate Investment Trust III, Inc. “Investor Information” section. Such updates or changes will be filed with the SEC on a Current Report on Form 8-K. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at (866) 527-4264.
Thank you for your investment in the Company.
Sincerely,
Charles J. Schreiber, Jr.
Chairman of the Board,
Chief Executive Officer and Director
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The appraisal methodology for the Company’s appraised real estate properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised real estate properties, with respect to Duff & Phelps, LLC, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, LLC, the Advisor and the Company, are the respective party’s best estimates as of September 30, 2018 or December 3, 2018, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the Company’s appraised real estate properties and the estimated value per share. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the estimated value per share. These statements also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Company’s Annual Report for the year ended December 31, 2018 and in Part II, Item 1A of the Company’s Quarterly Reports on Form 10-Q, each as filed with the SEC. No assurances can be given that the Company will continue to declare distributions or that the estimated value per share of the shares will not decrease in the future. Although our board of directors has approved management’s recommendation to explore strategic alternatives for us, we are not obligated to pursue any particular transaction or any transaction at all. We can provide no assurance that we will be able to provide additional liquidity to stockholders. Stockholders may have to hold their shares for an indefinite period of time. Further, although we are exploring strategic alternatives, there is no assurance that this process will provide a return to stockholders that equals or exceeds our estimated value per share.